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                                                                  EXHIBIT 10.3

                                  PPC HOLDINGS, INC.
                                1995 STOCK OPTION PLAN


                                     ARTICLE ONE

                                  GENERAL PROVISIONS


     I.   PURPOSE OF THE PLAN

          This 1995 Stock Option Plan is intended to promote the interests of PPC Holdings, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

          Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

    II.   ADMINISTRATION OF THE PLAN

          A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

          B. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding Options as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any Option or shares issued thereunder.

          C. The Plan Administrator is hereby expressly authorized and empowered to grant special performance-based Options under the Plan, pursuant to which the option shares are to vest in installments over the Optionee's period of continued Service, subject to acceleration in whole or in part upon the Corporation's attainment of one or more financial milestones established by the Plan Administrator.


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   III.   ELIGIBILITY

          A. Employees (including officers) and consultants who provide services to the Corporation or its Subsidiaries shall be eligible to receive Options under the Plan.

          B. The Plan Administrator shall have full authority to determine which eligible individuals are to receive Options under the Plan, the time or times when such Options are to be granted, the number of shares to be covered by each such grant, the time or times at which each Option is to become exercisable, the Service requirement for vesting in the shares subject to the Option, the performance milestones necessary for accelerated vesting of those shares and the maximum term for which the Option is to remain outstanding. All Options granted under the Plan shall be Non-Statutory Options.

    IV.   STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 28,000 shares.

          B. Shares of Common Stock subject to outstanding Options shall be available for subsequent issuance under the Plan to the extent those Options expire or terminate for any reason prior to exercise in full. Any unvested shares issued under the Plan which are repurchased by the Corporation shall also be available for subsequent issuance under the Plan.

          C. Should any change be made to the outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder and (iii) the minimum price to be paid in cash upon a repurchase of any Option or shares of Common Stock by the Corporation. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event, however, shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation's preferred stock into shares of Common Stock.


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                                     ARTICLE TWO

                                 OPTION GRANT PROGRAM


     I.   OPTION TERMS

          Each Option shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below.

          A.   EXERCISE PRICE.

               1.        The exercise price shall be $0.01 per share.

               2. The exercise price shall become immediately due upon exercise of the Option and shall be payable in cash or check made payable to the Corporation.

          B. EXERCISABILITY/VESTING AND TERM OF OPTIONS. Unless determined otherwise by the Plan Administrator at the time of grant, each Option shall be immediately exercisable for all the option shares, but those shares shall be subject to the following vesting schedule: ten percent (10%) of the option shares shall vest upon the Optionee's completion of each calendar year of Service through December 31 of the first five calendar years of service, commencing with December 31 of the calendar year of the option grant; an additional fifteen percent (15%) of the option shares shall vest upon the Optionee's completion of each of the next two (2) calendar years of Service; and the remaining option shares shall vest upon the Optionee's continuation in Service through December 31 of the eighth calendar year of service. Accelerated vesting in the option shares shall occur upon the Corporation's attainment of the performance milestones which the Plan Administrator pre-determines for each of the first five (5) calendar years during the Service vesting period. For each calendar year the applicable performance milestones are attained, ten percent (10%) of the option shares shall vest on an accelerated basis. Such ten percent (10%) installments shall be accelerated in the reverse order in which those installments would otherwise vest under the Service schedule so that the last installments otherwise to vest under Service vesting shall be the first to accelerate upon the Corporation's attainment of the performance milestones. In no event, however, shall any additional vesting occur, either on a normal Service basis or on an accelerated basis, after the Optionee ceases to remain in Service for any reason.

          Each Option shall have a maximum term of eighteen (18) years, measured from the grant date. To the extent the Optionee vests in one or more option shares prior to his or her cessation of Service, the Option shall remain exercisable for those vested shares for the entire eighteen (18)-year term of the Option, whether or not the Optionee continues in Service.


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          C.        EFFECT OF TERMINATION OF SERVICE.  The following
provisions shall govern the exercise of any Options held by the Optionee at the time of cessation of Service:

                    (i) Upon the Optionee's cessation of Service for any reason, all outstanding Options held by the Optionee, to the extent not exercisable for vested shares, shall terminate and cease to be outstanding on the date of such cessation of Service.

                   (ii) Should the Optionee die or incur a Permanent Disability after completion of one (1) year of Service, then all shares subject to outstanding Options held by the Optionee shall automatically vest in their entirety.

                  (iii)       Should the Optionee die while holding
     one or more outstanding Options, then the personal representative of the Optionee's estate or the person or persons to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise each such Option.

                   (iv) Under no circumstances, however, shall any such Option be exercisable after the specified expiration of the option term.

                    (v) During the post-Service exercise period, the Option may not be exercised in the aggregate for more than the number of vested shares for which the Option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the option term, the Option shall terminate and cease to be outstanding for any vested shares for which the Option has not been exercised.

          D. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable other than (i) by will or by the laws of descent and distribution following the Optionee's death or (ii) pursuant to the terms of a Qualified Domestic Relations Order. An Option assigned in connection with a Qualified Domestic Relations Order may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to such order. The terms applicable to the assigned Option (or portion thereof) shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          E. WITHHOLDING. The Corporation's obligation to deliver shares of Common Stock upon the exercise of an Option shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.


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          F.        STOCKHOLDER RIGHTS.  The holder of an Option shall have
no stockholder rights with respect to the shares subject to the Option until such person shall have exercised the Option, paid the exercise price and become a holder of record of the purchased shares.

          G. REPURCHASE RIGHTS. The Corporation shall retain the following repurchase rights with respect to all outstanding Options and shares of Common Stock held by each Optionee at the time of his or her cessation of Service for any reason:

               1. The Corporation shall have a ninety (90)-day period, measured from the date of the Optionee's cessation of Service, in which to repurchase, at the exercise price per share, any unvested shares at the time held by the Optionee. The payment of the repurchase price and all other terms of the repurchase right shall be set forth in the agreement evidencing such right.

               2. To the extent the Option is exercisable for vested shares at the time of the Optionee's cessation of Service or the Optionee holds vested shares issued under the Plan, the Corporation shall have a ninety
(90)-day period measured from the date of such cessation from Service in which to repurchase the Option or the vested shares for a repurchase price equal to:

               a. for each vested share subject to an outstanding Option, the excess of the Fair Market Value per share of Common Stock (determined as of the date of the Optionee's cessation of Service) over the exercise price payable per share, and

               b. for each vested share acquired pursuant to the exercise of an Option granted under the Plan, the Fair Market Value per share of Common Stock (determined as of the date of the Optionee's cessation of Service).

The payment of the repurchase price and all other terms of the repurchase right shall be set forth in the agreement evidencing such right.

               Notwithstanding the foregoing, in the event that (i) a Subsequent Value Event is consummated within six (6) months after the date of a Class A Termination, and (ii) such Subsequent Value Event evidences a Subsequent Value in excess of the Fair Market Value per share determined pursuant to paragraph 2, above, then such repurchase price per share shall be increased by an amount equal to such excess, and paid in accordance with the provisions set forth in the agreement evidencing the repurchase right.

               The right of the Corporation to repurchase an Option (to the extent exercisable for vested shares) and vested shares issued under the Plan shall lapse upon the EARLIEST to occur: (a) the expiration of the ninety
(90)-day period measured from the date of the Optionee's cessation of Service, in accordance with paragraph 2. above, (b) the first date on


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which shares of the Common Stock are held of record by more than five hundred
(500) persons, (c) a determination is made by the Board that a public market exists for the outstanding shares of Common Stock or (d) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate net amount of at least Thirty Million Dollars ($30,000,000).

          H. MANDATORY REPURCHASE. Notwithstanding any other provision of this Plan, in the event a Subsequent Value Event does not occur prior to January 1, 2014, then the Corporation shall repurchase all outstanding Options and all shares of Common Stock issued and outstanding under the Plan (without regard to vesting), other than any shares sold or transferred to a third party prior to January 1, 2014 in a transaction in which the Corporation did not exercise its right of first refusal described in Paragraph I.J. below. The price per share shall be determined in accordance with the pricing guidelines in Paragraph I.G. above, but with the Fair Market Value per share of Common Stock determined as of December 31, 2013.

          I. PAYMENT UPON REPURCHASE. The price payable for any Options or shares repurchased by the Corporation pursuant to the provisions of Paragraphs I.G., and I.H. shall be, in the sole discretion of the Corporation, paid as follows:

               a. in cash or cash equivalents (including the cancellation of any purchase-money indebtedness); or

               b. if the repurchase price exceeds Twenty-Five Dollars ($25.00) per share (subject to adjustment in accordance with Article One, Section IV.C), the Corporation may elect to pay such repurchase price as follows: (i) Twenty-Five Dollars ($25.00) (or as otherwise adjusted), in cash or cash equivalents and (ii) its Promissory Note in an original principal amount equal to the balance of the repurchase price.

          J. FIRST REFUSAL RIGHTS. The Corporation shall have a right of first refusal with respect to any proposed disposition by the Optionee (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall lapse upon the EARLIEST to occur: (a) the first date on which shares of the Common Stock are held of record by more than five hundred (500) persons, (b) a determination is made by the Board that a public market exists for the outstanding shares of Common Stock or (c) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate net amount of at least Thirty Million Dollars ($30,000,000).

     II.       CORPORATE TRANSACTION


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          A.        In the event of any Corporate Transaction, each
outstanding Option under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with such Corporate Transaction.

          B. All outstanding repurchase rights under the Plan shall automatically lapse upon the consummation of the Corporate Transaction, except to the extent one or more of those rights are expressly assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction.

          C. Each Option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in the consummation of such Corporate Transaction, had the Option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding Option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

          D. The grant of Options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


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                                    ARTICLE THREE

                                    MISCELLANEOUS


     I.   ADDITIONAL AUTHORITY

          The Plan Administrator shall have the discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to permit that Option to be exercised, during the post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such Option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the Option had the Optionee continued in Service.

    II.   EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan shall become effective when adopted by the Board, but no Option granted under the Plan may be exercised until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all Options previously granted under the Plan shall terminate and cease to be outstanding, and no further Options shall be granted. Subject to such limitation, the Plan Administrator may grant Options under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

          B.        The Plan shall terminate upon the earliest to occur of
(i) the expiration of the twenty (20)-year period measured from the date the Plan is adopted by the Board, (ii) the termination of all outstanding Options in connection with a Corporate Transaction or (iii) the repurchase by the Corporation of all outstanding Options pursuant to Section I.H of Article Two. Upon a clause (i) termination, all Options and unvested shares outstanding under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such Options or the issued shares.

   III.   AMENDMENT OF THE PLAN

          The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall, without the consent of the Optionees, adversely affect their rights and obligations under their outstanding Options. In addition, the Board shall not, without the approval of the Corporation's stockholders,
(i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) materially modify the eligibility requirements for Plan participation or (iii) materially increase the benefits accruing to Plan participants.


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     IV.  USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

      V.  REGULATORY APPROVALS

          The implementation of the Plan, the granting of any Option hereunder and the issuance of any shares of Common Stock upon the exercise of any Option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it and the shares of Common Stock issued pursuant to it.

     VI.  NO EMPLOYMENT OR SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee's Service at any time for any reason, with or without cause.


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                                       APPENDIX

          The following definitions shall be in effect under the Plan:

     A.        BOARD shall mean the Corporation's Board of Directors.

     B. CLASS A TERMINATION shall mean: (i) the termination of Service which occurs by reason of: (A) involuntary dismissal or discharge by the Corporation for reasons other than Misconduct or (B) resignation or retirement after the third anniversary of commencement of Service; (ii) death; or (iii) Permanent Disability.

     C.        CODE shall mean the Internal Revenue Code of 1986, as amended.

     D. COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

     E.        COMMON STOCK shall mean the Corporation's common stock.

     F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions:

                  (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (b) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     G. CORPORATION shall mean PPC Holdings, Inc., a Delaware corporation.

     H. DOMESTIC RELATIONS ORDER shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

     I. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.


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     J.        EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

     K. FAIR MARKET VALUE of a share of Common Stock, at any applicable date, shall be calculated on a consolidated basis for the Corporation and its Subsidiaries, in accordance with generally accepted accounting principles, by dividing (i)(A) earnings before interest, taxes, depreciation and amortization ("EBITDA"), for the twelve (12)-month period ending as of the end of the most recent fiscal period for which financial statements have been prepared, times 5.2, less (B) funded debt, including without limitation indebtedness for borrowed money and capitalized leases, less (C) the Redemption Price (as such term is defined in the Certificate of Designation of Perry Printing Corporation (formerly PPC Acquisitions, Inc.), a Delaware corporation and a wholly-owned Subsidiary of the Corporation, dated as of April 26, 1995 (the "Certificate") of the issued and outstanding Preferred Stock (as defined in the Certificate), by (ii) the total number of shares of Common Stock then outstanding, assuming the conversion of all outstanding securities convertible into Common Stock and the exercise of all outstanding securities exercisable for shares of Common Stock.

     L. MISCONDUCT shall mean any willful breach or habitual neglect of the Optionee's material employment duties to Corporation (or any Subsidiary); the Optionee's chronic alcoholism or addiction to narcotics (whether lawful or otherwise); or any criminal conviction for fraud, embezzlement, misappropriation of assets, malicious mischief, any act of moral turpitude or any felony. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Subsidiary) may consider as grounds for the dismissal or discharge of the Optionee or any other person in the Service of the Corporation (or any Subsidiary).

     M.        1933 ACT shall mean the Securities Act of 1933, as amended.

     N. NON-STATUTORY OPTION shall mean an Option not intended to satisfy the requirements of Code Section 422.

     O.        OPTION shall mean any option granted under the Plan.

     P. OPTIONEE shall mean any person to whom an Option is granted under the Plan.

     Q. PERMANENT DISABILITY shall mean the inability of the Optionee to fulfill substantially all of his or her normal duties and responsibilities in Service for an aggregate of one hundred eighty (180) days during any period of two hundred forty (240) consecutive days, or an aggregate of two hundred seventy (270) days during any period of three hundred sixty-five
(365) consecutive days, by reason of any physical or mental disability as determined by a medical doctor acceptable to the Board and confirmed in writing by such doctor, which confirmation shall be submitted to the Board.


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     R.        PLAN shall mean the Corporation's 1995 Stock Option Plan, as set forth in this document.

     S. PLAN ADMINISTRATOR shall mean either the Board or the Committee, to the extent the Committee is at the time responsible for the administration of the Plan.

     T. PRIME RATE shall mean the variable rate of interest per annum announced from time to time by Bankers Trust Company as its "prime rate" or "reference rate."

     U. PROMISSORY NOTE shall mean a variable rate promissory note issued by the Corporation payable in equal annual principal installments over a five (5)-year period with simple interest equal to the Prime Rate in effect from time to time, payable annually with the principal installments; PROVIDED, HOWEVER, that such interest rate shall not be in excess of the maximum rate permitted by law.

     V. QUALIFIED DOMESTIC RELATIONS ORDER shall mean a Domestic Relations Order which substantially complies with the requirements of Code
Section 414(p). The Plan Administrator shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

     W. SERVICE shall mean the provision of services to the Corporation (or any Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant, except to the extent otherwise specifically provided in the documents evidencing the Option grant.

     X. SUBSEQUENT VALUE shall mean (i) with respect to a sale of Common Stock, the purchase price per share at which the Common Stock was sold, (ii) with respect to an exchange of Common Stock or a merger, the value per share of the securities or other consideration received in exchange for the Common Stock, as of the date of such exchange, as determined in the good faith business judgment of the Board, (iii) with respect to a public offering of Common Stock, the net proceeds per share received by the Corporation, and
(iv) with respect to a sale of assets of the Corporation, (A) the Adjusted Book Value divided by (B) the total number of shares of Common Stock then outstanding. "Adjusted Book Value" means the book net worth of the Corporation, determined in accordance with generally accepted accounting principles, immediately after the consummation of such sale of assets.

     Y. SUBSEQUENT VALUE EVENT shall mean (i) a sale by stockholders of the Corporation of more than fifty percent (50%) of the outstanding Common Stock to a non-affiliated third party, (ii) an exchange by stockholders of the Corporation of more than fifty percent (50%) of the outstanding Common Stock for securities of a non-affiliated third party, (iii) a merger as a result of which more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the surviving or resulting entity shall be owned by one or more non-affiliated third parties, (iv) a firm commitment underwritten public offering, pursuant to an effective registration

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under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate net amount of at least Thirty Million Dollars ($30,000,000), or (v) a sale of substantially all of the assets of the Corporation.

     Z. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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